                                                                  EXHIBIT 99.1

                           VIRGINIA INDONESIA COMPANY

                      EMPLOYEE THRIFT AND RETIREMENT PLAN

                               (EIGHTH AMENDMENT)

                               TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----
                                    SECTION I
                                  INTRODUCTION  . . . . . . . . . . . . . .  I-1

SECTION 1.1   Purpose Of The Plan   . . . . . . . . . . . . . . . . . . . .  I-1
SECTION 1.2   Effect Of Amendment On The Plan   . . . . . . . . . . . . . .  I-1

                                   SECTION II
                      DEFINITIONS AND CONSTRUCTION OF TERMS . . . . . . . . II-1

SECTION 2.1   Definitions   . . . . . . . . . . . . . . . . . . . . . . . . II-1
SECTION 2.2   Construction Of Terms   . . . . . . . . . . . . . . . . . . . II-7

                                   SECTION III
                          ELIGIBILITY AND PARTICIPATION . . . . . . . . .  III-1

SECTION 3.1   Continued Participation   . . . . . . . . . . . . . . . . .  III-1
SECTION 3.2   Retirement Participation  . . . . . . . . . . . . . . . . .  III-1
SECTION 3.3   Matching Participation  . . . . . . . . . . . . . . . . . .  III-1
SECTION 3.4   Application For Matching Participation  . . . . . . . . . .  III-1
SECTION 3.5   Late Commencement Of Matching Participation   . . . . . . .  III-1
SECTION 3.6   Reemployment  . . . . . . . . . . . . . . . . . . . . . . .  III-2
SECTION 3.7   USERR Credit  . . . . . . . . . . . . . . . . . . . . . . .  III-2

                                   SECTION IV
                            PARTICIPANT CONTRIBUTIONS . . . . . . . . . . . IV-1

SECTION 4.1   Participant Contributions   . . . . . . . . . . . . . . . . . IV-1
SECTION 4.2   Change In Participant Contributions   . . . . . . . . . . . . IV-1
SECTION 4.3   Suspension Of Participant Contributions   . . . . . . . . . . IV-2
SECTION 4.4   Rollover Contributions  . . . . . . . . . . . . . . . . . . . IV-3

                                    SECTION V
                    EMPLOYER CONTRIBUTIONS AND PLAN EXPENSES  . . . . . . .  V-1

SECTION 5.1   Employer Contributions  . . . . . . . . . . . . . . . . . . .  V-1
SECTION 5.2   Application Of Forfeitures  . . . . . . . . . . . . . . . . .  V-2
SECTION 5.3   Payment Of Employer Contributions   . . . . . . . . . . . . .  V-2
SECTION 5.4   Contributions By Affiliated Employer  . . . . . . . . . . . .  V-3
SECTION 5.5   Expenses Of Plan And Trust  . . . . . . . . . . . . . . . . .  V-3

                                   SECTION VI
                     LIMITS ON BENEFITS AND TOP-HEAVY RULES   . . . . . . . VI-1

SECTION 6.1   Applicability Of Section  . . . . . . . . . . . . . . . . . . VI-1
SECTION 6.2   Code Section 415 Limits   . . . . . . . . . . . . . . . . . . VI-1
SECTION 6.3   Top Heavy Provisions  . . . . . . . . . . . . . . . . . . . . VI-4

                                   SECTION VII
                                    ACCOUNTS  . . . . . . . . . . . . . .  VII-1

SECTION 7.1   Participant Basic Accounts  . . . . . . . . . . . . . . . .  VII-1
SECTION 7.2   Participant Excess Accounts   . . . . . . . . . . . . . . .  VII-1
SECTION 7.3   Participant After-Tax Accounts  . . . . . . . . . . . . . .  VII-1
SECTION 7.4   401(k) Accounts   . . . . . . . . . . . . . . . . . . . . .  VII-1
SECTION 7.5   Employer Accounts   . . . . . . . . . . . . . . . . . . . .  VII-1
SECTION 7.6   Rollover Accounts   . . . . . . . . . . . . . . . . . . . .  VII-2
SECTION 7.7   Huffco Account  . . . . . . . . . . . . . . . . . . . . . .  VII-2
SECTION 7.8   Account Information   . . . . . . . . . . . . . . . . . . .  VII-2

                                  SECTION VIII
                             INVESTMENT OF ACCOUNTS   . . . . . . . . . . VIII-1

SECTION 8.1   Investment Funds  . . . . . . . . . . . . . . . . . . . . . VIII-1
SECTION 8.2   Investment Options  . . . . . . . . . . . . . . . . . . . . VIII-1
SECTION 8.3   Change in Investment Direction  . . . . . . . . . . . . . . VIII-1

                                   SECTION IX
                                ACCOUNT BALANCES  . . . . . . . . . . . . . IX-1

SECTION 9.1   Crediting Of Contributions  . . . . . . . . . . . . . . . . . IX-1
SECTION 9.2   Calculation Of Mutual Fund Account Balances   . . . . . . . . IX-1
SECTION 9.3   Calculation Of Nonmutual Fund Account Balances  . . . . . . . IX-2

                                    SECTION X
                               VESTING OF ACCOUNTS  . . . . . . . . . . . .  X-1

SECTION 10.1  Participant Accounts  . . . . . . . . . . . . . . . . . . . .  X-1
SECTION 10.2  Employer Account  . . . . . . . . . . . . . . . . . . . . . .  X-1
SECTION 10.3  Termination Of Plan Or Employer Contributions   . . . . . . .  X-2

                                   SECTION XI
                              WITHDRAWALS AND LOANS . . . . . . . . . . . . XI-1

SECTION 11.1  Excess and Huffco Account Withdrawals   . . . . . . . . . . . XI-1
SECTION 11.2  Basic Account Withdrawals   . . . . . . . . . . . . . . . . . XI-1
SECTION 11.3  Terminated Participant Withdrawals  . . . . . . . . . . . . . XI-2
SECTION 11.4  Hardship Withdrawals  . . . . . . . . . . . . . . . . . . . . XI-2
SECTION 11.5  Age 59 1/2 Withdrawals  . . . . . . . . . . . . . . . . . . . XI-4
SECTION 11.6  Rollover Account Withdrawals  . . . . . . . . . . . . . . . . XI-4
SECTION 11.7  Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . XI-5
SECTION 11.8  Withdrawals Among Investment Funds  . . . . . . . . . . . . . XI-7

                                   SECTION XII
                                  DISTRIBUTIONS . . . . . . . . . . . . .  XII-1

SECTION 12.1  Time Of Distribution  . . . . . . . . . . . . . . . . . . .  XII-1
SECTION 12.2  Method Of Distribution  . . . . . . . . . . . . . . . . . .  XII-1
SECTION 12.3  Forfeitures   . . . . . . . . . . . . . . . . . . . . . . .  XII-1
SECTION 12.4  Election Of Installment Distribution  . . . . . . . . . . .  XII-2
SECTION 12.5  Direct Rollover Distributions   . . . . . . . . . . . . . .  XII-3
SECTION 12.6  30-Day Waiver   . . . . . . . . . . . . . . . . . . . . . .  XII-4

                                  SECTION XIII
                  BENEFICIARIES AND SPECIAL PAYMENT PROVISIONS  . . . . . XIII-1

SECTION 13.1  Designation Of Beneficiaries  . . . . . . . . . . . . . . . XIII-1
SECTION 13.2  Payments To Minors And Incompetents   . . . . . . . . . . . XIII-2
SECTION 13.3  Non-Assignability Of Rights   . . . . . . . . . . . . . . . XIII-2

                                   SECTION XIV
                          MANAGEMENT OF THE TRUST FUND  . . . . . . . . .  XIV-1

SECTION 14.1  Trust Agreement   . . . . . . . . . . . . . . . . . . . . .  XIV-1
SECTION 14.2  Trustee   . . . . . . . . . . . . . . . . . . . . . . . . .  XIV-1
SECTION 14.3  Trust Assets For Exclusive Benefit Of Participants  . . . .  XIV-1

                                   SECTION XV
                               PLAN ADMINISTRATION  . . . . . . . . . . . . XV-1

SECTION 15.1  Administrative Committee  . . . . . . . . . . . . . . . . . . XV-1
SECTION 15.2  Chairman, Secretary And Subcommittees   . . . . . . . . . . . XV-1
SECTION 15.3  Meetings And Majority Vote  . . . . . . . . . . . . . . . . . XV-2
SECTION 15.4  No Bond Required Or Compensation To Be Paid   . . . . . . . . XV-2

SECTION 15.5  General Powers And Duties   . . . . . . . . . . . . . . . . . XV-2
SECTION 15.6  Appointment And Allocation  . . . . . . . . . . . . . . . . . XV-3
SECTION 15.7  Claims For Benefits   . . . . . . . . . . . . . . . . . . . . XV-3
SECTION 15.8  Maintenance Of Accounts And Reports   . . . . . . . . . . . . XV-4
SECTION 15.9  Information To Be Furnished   . . . . . . . . . . . . . . . . XV-4
SECTION 15.10 Reliance On Data And Opinions   . . . . . . . . . . . . . . . XV-4
SECTION 15.11 Action Non-Discriminatory   . . . . . . . . . . . . . . . . . XV-5
SECTION 15.12 Liability Of And Indemnity To Members   . . . . . . . . . . . XV-5
SECTION 15.13 Investment Manager  . . . . . . . . . . . . . . . . . . . . . XV-5

                                   SECTION XVI
                           PARTICIPATION BY AFFILIATES  . . . . . . . . .  XVI-1

SECTION 16.1  Adoption Of Plan  . . . . . . . . . . . . . . . . . . . . .  XVI-1
SECTION 16.2  Withdrawal From Plan  . . . . . . . . . . . . . . . . . . .  XVI-1
SECTION 16.3  Termination Of Employer Participation By Company  . . . . .  XVI-2

                                  SECTION XVII
                            AMENDMENT AND TERMINATION . . . . . . . . . . XVII-1

SECTION 17.1  Right To Amend Or Terminate   . . . . . . . . . . . . . . . XVII-1
SECTION 17.2  Restrictions On Amendment   . . . . . . . . . . . . . . . . XVII-1
SECTION 17.3  Effect Of Dissolution, Or Employer Merger   . . . . . . . . XVII-2
SECTION 17.4  Effect Of Plan Merger, Consolidation Or Transfer Of Assets  XVII-2
SECTION 17.5  Expiration Of Trust Term  . . . . . . . . . . . . . . . . . XVII-2
SECTION 17.6  Distribution Upon Termination Of Plan   . . . . . . . . . . XVII-3

                                  SECTION XVIII
                               GENERAL PROVISIONS   . . . . . . . . . .  XVIII-1

SECTION 18.1  Employer's Rights   . . . . . . . . . . . . . . . . . . .  XVIII-1
SECTION 18.2  Notice Of Address   . . . . . . . . . . . . . . . . . . .  XVIII-1
SECTION 18.3  Copies Of Plan Available  . . . . . . . . . . . . . . . .  XVIII-1
SECTION 18.4  Titles And Headings   . . . . . . . . . . . . . . . . . .  XVIII-1
SECTION 18.5  Counterparts  . . . . . . . . . . . . . . . . . . . . . .  XVIII-2
SECTION 18.6  Applicable Law  . . . . . . . . . . . . . . . . . . . . .  XVIII-2
SECTION 18.7  Unclaimed Benefits  . . . . . . . . . . . . . . . . . . .  XVIII-2

                                   SECTION XIX
                            ANTIDISCRIMINATION TESTS  . . . . . . . . . .  XIX-1

SECTION 19.1  Special Definitions   . . . . . . . . . . . . . . . . . . .  XIX-1
SECTION 19.2  Salary Reduction Contributions  . . . . . . . . . . . . . .  XIX-3

SECTION 19.3  Actual Deferral Percentage  . . . . . . . . . . . . . . . .  XIX-4
SECTION 19.4  Actual Deferral Percentage Test   . . . . . . . . . . . . .  XIX-5
SECTION 19.5  Adjustments as a Result of Actual Deferral Percentage Test   XIX-6
SECTION 19.6  Maximum Contribution Percentage   . . . . . . . . . . . . .  XIX-7
SECTION 19.7  Adjustments for Excessive Contribution Percentage   . . . .  XIX-9

                           VIRGINIA INDONESIA COMPANY

                      EMPLOYEE THRIFT AND RETIREMENT PLAN

              VIRGINIA INDONESIA COMPANY, a corporation organized under the laws of the State of Delaware, hereby amends and restates the "Virginia Indonesia Company Employee Thrift and Retirement Plan" effective as of July 1, 1997, except as otherwise provided. The terms, provisions and conditions of the Plan, as hereby amended and restated, are as follows:

                                   SECTION I

                                  INTRODUCTION

              1.1 Purpose Of The Plan. The purpose of this Plan is to promote and encourage Employees to provide security and income for their future through a systematic savings program with Employer matching contributions and to provide additional retirement benefits for the Employees through Employer nonmatching contributions. This Plan has been adopted for the exclusive benefit of the Participants and their Beneficiaries. So far as possible, this Plan shall be interpreted in a manner consistent with this intent and with the intention of the Employer that this Plan shall satisfy those provisions of ERISA and the Code relating to qualified profit sharing plans with a 401(k) feature.

              1.2 Effect Of Amendment On The Plan. The Plan is hereby amended and completely restated as set forth herein and all rights and benefits under the Plan shall hereafter be determined under the terms and provisions hereof; however, the amendment and restatement of the Plan hereby shall not operate or be construed to deprive any Participant of any protected benefit, within the meaning of Code Section 411(d)(6) and the regulations thereunder, such Participant may have had under the Plan as in effect immediately prior to this amendment. Further, this amendment and restatement shall not operate or be construed to confer on or provide for any former Participant whose employment terminated for any reason prior to the effective date of this restatement any additional different rights or benefits than those to which he may have been entitled under the Plan as in effect at the time his employment terminated, except as otherwise specifically provided herein or required by law.

                                   SECTION II

                     DEFINITIONS AND CONSTRUCTION OF TERMS

              2.1 Definitions. For purposes of the Plan, the following words and phrases shall have the meanings stated below unless a different meaning is clearly required by the context or otherwise specified in the instruments executed by an Affiliate in adopting the Plan and the Trust Agreement pursuant to Section XVI:

              (a) Account means an Employer Account, Participant Basic Account, Participant Excess Account, Participant After-Tax Account, 401(k) Account, Huffco Account, and/or Rollover Account, as the context requires.

              (b) After-Tax Contribution means a Participant contribution to the Plan that is made on an after-tax basis, i.e., it is not a 401(k) Contribution.

              (c) Affiliate means any corporation which is a member of a controlled group of corporations or affiliated service group with an Employer or any trade or business under common control with any Employer as determined under Code Sections 414(b), (m) and (c), respectively, or as provided by regulations under Code Section 414(o). For purposes of
       Section VI only, determinations shall be made in accordance with Code
       Section 415(h).

              (d) Basic Compensation means, with respect to a Participant, effective as of January 1, 1997 the total nondeferred basic compensation (base salary) paid to such Participant for services rendered to the Employer during the applicable payroll period(s), and shall include any elective salary reduction amounts made by an Employer on behalf of the Participant that are excluded from the Participant's taxable gross income pursuant to Code Sections 125 or 402(g). However, in no event shall a Participant's annual compensation considered for Plan purposes exceed $160,000, as adjusted pursuant to Code Sections 401(a)(17) and/or 415(d), and determined in accordance with the family aggregation rules of Code Section 414(q)(6).

              (e) Beneficiary means the person designated by a Participant or the Plan pursuant to Section 13.1 to receive any amounts payable under the Plan upon the Participant's death.

              (f)    Board means the Board of Directors of the Company.

              (g) Code means the Federal Internal Revenue Code of 1986, as amended from time to time, and any subsequently adopted Federal Internal Revenue Code. References in the Plan to sections of the Code shall include corresponding sections in any subsequently adopted Federal Internal Revenue Code.

              (h) Committee means the persons appointed to manage and administer the Plan in accordance with the provisions of Section XV.

              (i) Company means Virginia Indonesia Company, a Delaware corporation, and any successor-in-interest to such corporation.

              (j) Current Balance means the amount credited to an Account as of a Valuation Date, as determined in accordance with the provisions of
       Section IX.

              (k)    Eligible Class means, with respect to an Employee, that

                     (1) such Employee is employed by an Employer on the Employer's U. S. payroll; and

                     (2) such Employee is not (i) a member of or represented by a recognized collective bargaining unit whose bargaining agreement with the Employer does not provide for such Employee's participation in the Plan, (ii) a "leased employee", within the meaning of Code Section 414(n), or (iii) an individual treated by the Employer as being an independent contractor.

              (l) Employee means any individual who is a common law employee of an Employer or Affiliate, including a "leased employee" within the meaning of Code Section 414(n), unless the corresponding Federal regulations provide otherwise.

              (m) Employer means the Company, VICO Services, Inc. and/or any other Affiliate which has adopted and is participating in the Plan pursuant to Section XVI.

              (n)    Employer Account means an Account described in Section
       7.5.

              (o)    Entry Date means January 1, April 1, July 1 and October 1.

              (p) ERISA means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

              (q) 401(k) Contribution means a Participant elective contribution which is treated as having been made on a before-tax basis under Code Section 401(k).

              (r)    401(k) Account means an Account described in Section 7.4.

              (s) Hour of Service means each hour for which an Employee is paid, or entitled to payment, by an Employer or an Affiliate by reason of the performance of duties.

              (t)    Huffco Account means an Account described in Section 7.7.

              (u) Investment Fund means an investment fund maintained under the Trust for holding the investments of Accounts under the Plan.

              (v) Leave of Absence means a temporary absence from service due to sickness, accident, or any other temporary absence authorized by the Employer or Affiliate on a nondiscriminatory basis to Employees similarly situated.

              (w)    Participant Basic Account means an Account described in
       Section 7.1.

              (x)    Participant Excess Account means an Account described in
       Section 7.2.

              (y) Participant means an individual who has an Account under the Plan.

              (z) Participant After-Tax Account means an Account described in Section 7.3.

              (aa) Period of Service means, with respect to an Employee, the period of employment commencing on the date the Employee first completes an Hour of Service (or following a Period of Severance, again completes an Hour of Service) and ending on the Employee's Severance From Service Date.

              If an Employee terminates his employment by reason of quitting, discharge or retirement and thereafter completes an Hour of Service within 12 months of his Severance From Service Date, the period beginning with such Severance From Service Date through his reemployment date shall be credited as a Period of Service.

              Except as provided below, all Periods of Service shall be aggregated (365 days shall be deemed to be a Year of Service). If the Period of Severance of a former Employee who is not vested in his Employer Account (and did not have a 401(k) Account) equals or exceeds the greater of (i) his Period of Service at such time or (ii) 60 months, the former Employee's Period of Service completed prior to such Period of Severance shall be forfeited. If a former Employee's Period of Service as of December 31, 1984 had been forfeited under the Plan's then service forfeiture rules, such Period of Service shall not be restored upon any subsequent reemployment.

              If an Employee is absent from work for maternity or paternity reasons, the 12-month period following the date such absence began shall be treated as a Period of Service, the second 12-month period of such absence shall not be deemed a Period of Service or a Period of Severance, and the Severance From Service Date for such Employee shall be the second anniversary of the date such maternity/paternity absence began. A maternity or paternity absence for this purpose is an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual or (4) for purposes of caring for such child for a period beginning immediately following such birth or adoption.

              If an individual was an employee of the Company's owners, Union Texas Petroleum Holdings, Inc. or LASMO plc, or any of their respective subsidiaries (individually, an "Owner", and collectively, the "Owners"), immediately prior to becoming an Employee, or during the 12-month period prior to becoming an Employee was an employee of an Owner and not employed by any other employer subsequent to his last date of employment with the Owners, such individual shall be credited with his Period of Service with the Owners, not exceeding five Years of Service, determined in accordance with the above provisions as if the Owner were an Affiliate.

              (bb) Period of Severance means, with respect to an Employee, the period commencing on his Severance From Service Date and ending on the date he again completes an Hour of Service.

              (cc) Plan means the "Virginia Indonesia Company Employee Thrift and Retirement Plan" as set forth herein and as hereafter amended.

              (dd) Plan Year means the calendar year, which shall also be the limitation year for purposes of Code Section 415.

              (ee) Retirement means, with respect to a Participant, termination of employment from the Company and its Affiliates on or after reaching age 65.

              (ff) Severance From Service Date means, with respect to an Employee, the earlier of (i) the date on which an Employee quits, retires, is discharged or dies or (ii) the first anniversary of the beginning date of a period in which the Employee remains absent from service for any reason other than quitting, retirement, discharge or death, subject to the special maternity/paternity rules set forth under the definition of a Period of Service.

              (gg) Trust means the trust established by the agreement entered into between the Company and the Trustee, which provides for the receiving, holding, investing and disbursing of the funds of the Plan.

              (hh) Trustee means such corporation(s) and/or individual(s) as may from time to time be designated by the Company to serve as Trustee of the Trust, whether one or more.

              (ii) Valuation Date means each business day on which the assets of the Trust are to be valued. For purposes of crediting/debiting contributions, transfers between Investment Funds and effecting withdrawals/distributions and loans from Investment Funds under the Plan, the value of the units of the applicable mutual fund or the shares of stock in the UTP Stock Fund and LASMO Stock Fund as of the actual date of such transaction shall be used for such Plan purposes. In the event of any significant increase or decrease in the value of a fund that is not valued daily, the Committee shall establish a special Valuation Date for such fund if, in the opinion of the Committee, it is necessary to protect the Participants and Beneficiaries in such fund and thereafter such special Valuation Date shall be used for distributions and withdrawals paid after that date.

              (jj)   Year of Service means a Period of Service of 365 days.

              2.2 Construction Of Terms. Whenever appropriate herein, words used in the singular shall be construed to include the plural and the plural to include the singular.

                                  SECTION III

                         ELIGIBILITY AND PARTICIPATION

              3.1 Continued Participation. Each Employee who was a Participant in the Plan immediately prior to this amendment and restatement shall continue without interruption as a Participant in the Plan upon the amendment and restatement of the Plan hereby.

              3.2 Retirement Participation. Each Employee automatically shall become a Participant, with respect to the Employer's retirement contributions made pursuant to Section 5.1(b), on the date such Employee first becomes (or again becomes) a part of the Eligible Class.

              3.3 Matching Participation. Each Employee shall be eligible to make 401(k) Contributions and/or After-Tax Contributions to the Plan, and receive Employer matching contributions made with respect thereto pursuant to
Section 5.1(a), on the first Entry Date on which such Employee is in the Eligible Class by filing the appropriate election form in accordance with
Section 3.4.

              3.4 Application For Matching Participation. Each eligible Employee desiring to make contributions to the Plan must file a contribution election form with the Employer at least five days prior to the Entry Date on which such Employee's contributions are to commence, unless waived by the Committee. Each election to contribute shall be in such form and shall contain such information as the Committee shall deem necessary or desirable in the operation and administration of the Plan.

              3.5 Late Commencement Of Matching Participation. An Employee need not commence making contributions to the Plan on the date such Employee first becomes eligible to do so but may commence making contributions to the Plan on any subsequent Entry Date (assuming





                                     III-1
such Employee then meets the eligibility requirements of Section 3.3) by filing the appropriate election form in accordance with Section 3.4 at least five days prior to the Entry Date on which such Employee's contributions are to commence, unless waived by the Committee.

              3.6 Reemployment. A former Employee shall become a Participant in the Plan on such individual's reemployment date provided such individual is in the Eligible Class and may elect to contribute to the Plan by filing an election form in accordance with Section 3.4 within five days of such individual's reemployment date. Each other former Employee shall be eligible to participate as provided in Sections 3.2 and 3.3.

              3.7 USERR Credit. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).





                                     III-2

                                   SECTION IV

                           PARTICIPANT CONTRIBUTIONS

              4.1 Participant Contributions. Subject to the further provisions of the Plan, each Participant may make a 401(k) Contribution and/or After-Tax Contribution to the Plan by payroll reduction/deduction for each payroll period during which such Participant is in the Eligible Class in an amount equal to 2% to 14% (in whole percentages) of such Participant's Basic Compensation for such payroll period, as specified by the Participant in such Participant's contribution election; provided, however, the aggregate amount of a Participant's total contributions (both 401(k) and After-Tax) cannot exceed 14% of such Participant's Basic Compensation; and provided further, the maximum 401(k) contribution for any payroll period shall be the 401(k) dollar amount for such Plan Year provided by Code Section 402(g), as adjusted. If the aggregate amount of both types of contributions elected by a Participant exceeds 14%, the Participant's After-Tax Contributions shall be reduced as necessary so that the Participant's aggregate contributions do not exceed 14%. The Employer shall pay over to the Trustee the Participant contributions for a payroll period no later than one business day following the end of such payroll period.

              4.2 Change In Participant Contributions. Within the limitations of Section 4.1, a Participant may increase or decrease the designated percentage of such Participant's 401(k) Contributions and/or After-Tax Contributions to be contributed to the Plan effective as of the next Entry Date by notifying the Employer in writing at least five days prior to such date, unless waived by the Committee, on a form provided by the Plan. Unless changed in accordance with the terms of this Plan, the percentage designated by a Participant (and the type of contribution) shall continue in effect, notwithstanding any change in such Participant's Basic Compensation and the amount of such Participant's future contributions automatically shall be adjusted to reflect changes in such Participant's Basic Compensation.

              Unless the Committee provides for a shorter period, a Participant may change the designated percentage of such Participant's 401(k) Contributions and/or After-Tax Contributions effective as of January 1 by notifying the Employer in writing on a form provided by the Plan not later than January 10th; provided in all events the election must be made prior to the end of the payroll period beginning January 1.

              4.3 Suspension Of Participant Contributions. A Participant may suspend all (but not less than all) of such Participant's 401(k) Contributions and/or After-Tax Contributions effective as of the first day of any future payroll period by giving written notice of such suspension to his Employer on a Plan form at least five days prior to the date on which such suspension is to become effective, unless such requirement is otherwise waived by the Committee. A Participant who has voluntarily suspended all of such Participant's 401(k) Contributions and/or all of such Participant's After-Tax Contributions pursuant to this Section 4.3 may, if such Participant is still in the Eligible Class, resume making that type of contributions to the Plan as of any Entry Date that is at least six months after the date of such suspension by giving written notice of such resumption to the Employer on a Plan form at least five days prior to the Entry Date on which such resumption of contributions is to become effective, unless such requirement is otherwise waived by the Committee.

              A Participant's contributions shall be automatically suspended whenever such Participant is not in the Eligible Class, or such Participant makes a hardship withdrawal pursuant to Section 11.4, or such Participant reaches, to the extent applicable, any statutory limit such as the limits imposed under Code Sections 415 and 402(g). In addition, a Participant's contributions shall be suspended upon a withdrawal pursuant to Section 11.1 or 11.2 as provided therein. Contributions suspended under the Plan, regardless of the reason, shall not be resumed automatically after the cause for such suspension ceases to exist or, if applicable, the Plan-imposed period of suspension expires; the Participant must file a new contribution form in accordance with Section 3.4.

              4.4 Rollover Contributions. A Participant may make a rollover contribution (direct or indirect), by check or wire transfer, of a taxable distribution received from any other qualified plan provided that such rollover meets the requirements of the Code concerning eligibility for qualified rollover treatment and the Participant completes the administrative forms necessary to effectuate the rollover as determined by the Committee.

                                   SECTION V

                    EMPLOYER CONTRIBUTIONS AND PLAN EXPENSES

              5.1 Employer Contributions. Subject to the further provisions of the Plan, the Employers shall contribute to the Plan:

              (a) after the end of each month, on behalf of each Participant who made 401(k) and/or After-Tax Contributions to the Plan that month, an amount equal to 100% of such Participant's aggregate contributions made that month which do not exceed 6% of such Participant's Basic Compensation for such month; provided, however, that 50% of such match (the "Employer Stock Match") must be directed to be invested in either the UTP Stock Fund and/or LASMO Stock Fund (as such funds are defined in the prospectus for the Plan) by the Participant and in the absence of such direction, such Employer Stock Match shall be automatically invested equally in the UTP Stock Fund and LASMO Stock Fund;

              (b) on behalf of all Participants who are eligible to receive an allocation to their Accounts in accordance with the provisions of
       Section 9.1(c), such amount, if any, as is authorized by the Board for such Plan Year; and

              (c) each person who (i) is in the Eligible Class and a Participant on July 31, 1997, and (ii) contributed to the Plan during the period January 1, 1997 through July 31, 1997 (the "Retro Period") shall receive on or as soon as reasonably practicable after July 31, 1997 a one-time additional Employer matching contribution (the "Special Match") equal to 50% of the Participant's elective contribution percentage (401(k) and After-Tax Contributions made to the Plan with respect to the Retro Period, but not in excess of 6% of the Participant's aggregate Basic Compensation for such period. The Special Match shall be invested in the

       UTP Stock Fund and/or LASMO Stock Fund, as directed by the Participant and absent such direction, equally in each such fund;

provided, however, the total of the Employer contributions under the Plan for a Plan Year shall not exceed the maximum amount deductible from the Employer's income for such year under Section 404 of the Code. Notwithstanding the foregoing, the Employer shall make a minimum contribution to the Plan in respect of any Plan Year wherein the available forfeitures are insufficient to restore the Accounts of any reinstated Participants or to restore any amounts forfeited under the unclaimed benefits provisions of the Plan.

              In the absence of Employer profits, the Board may authorize an Employer contribution for a Plan Year as permitted by Code Section 401(a)(27), provided the Plan continues to be a profit sharing plan.

              5.2 Application Of Forfeitures. As of the last Valuation Date in a Plan Year, the total amount (determined on the basis of current market values as of such Valuation Date) of all forfeitures which have occurred during such Plan Year will be applied first to reinstate any forfeitures as provided for in Sections 12. 3 and 18.7 of the Plan, and any remaining amounts shall be used to reduce Employer retirement contributions otherwise to be made for such Plan Year.

              5.3 Payment Of Employer Contributions. Employer matching contributions due with respect to any month shall be made in cash (by check) or by wire transfer and be paid over to the Trustee as soon as reasonably practicable following such month. Employer retirement contributions for a Plan Year shall be made in cash (by check) or by wire transfer and be paid over to the Trustee on or before the date prescribed by the Code for filing of the Employer's federal income tax return for the taxable year (or such later date as may be the extended date for filing the federal income tax return of the Employer for such taxable year) coinciding with the end of such Plan Year.

              5.4 Contributions By Affiliated Employer. If any Employer which is part of an affiliated group, as defined in Code Section 1504, is prevented from making a contribution which it would otherwise have made under the Plan by reason of having no profits, then so much of the contribution which such Employer was so prevented from making may be made, for the benefit of the Employees of such Employer, by the other affiliated participating Employer(s) in accordance with the provisions of Code Section 404(a)(3)(B).

              5.5 Expenses Of Plan And Trust. Except as provided below, all expenses reasonably incurred in connection with the administration of the Plan and Trust, including, without limitation, bonding costs, attorneys' fees, recordkeeping and accounting fees and charges and the fees of the Trustee, shall be billed separately to and be paid by the Employer.

              The direct expenses of each Investment Fund, including, without limitation, the fees of an Investment Manager, and taxes and governmental assessments of any and all kinds levied or assessed upon or in respect of any money, securities or other property forming a part of or any earnings or income of the fund, and commissions or related expenses, shall be a charge against and be paid out of the assets of that Investment Fund by the Trustee, unless voluntarily paid by the Employer; provided, however, the Employer will pay all brokerage fees incurred with respect to the UTP Stock Fund and the LASMO Stock Fund.

                                   SECTION VI

                     LIMITS ON BENEFITS AND TOP-HEAVY RULES

              6.1 Applicability Of Section. This Section VI shall supersede and control any other provision of the Plan which may be found to be in conflict herewith.

              6.2 Code Section 415 Limits. Notwithstanding any provision of the Plan to the contrary, in no event shall the annual addition to the Plan with respect to a Participant for a Plan Year exceed the lesser of:

              (a) $30,000.00 (or, if greater, 1/4 of the dollar limitation in effect under Code Section 415(b)(1)(A)), subject to cost of living adjustments as provided in Code Section 415(e); or

              (b) 25% of the Participant's compensation (as defined below) for such Plan Year.

Annual addition means the sum for any Plan Year of (1) Employer contributions;
(2) the Participant's contributions; (3) forfeitures allocated to such Participant's accounts in a defined contribution plan of an Employer; and (4) certain benefits described in Code Sections 415(l) and 419(e).

              "Compensation" means, for purposes of this Section VI, compensation as defined in Treas. Reg. Section 1.415-2(d); i.e., the total compensation actually paid to an Employee (or includable in gross income) for services rendered to the Employer during the applicable Plan Year, but excluding the following:

              (i) Employer contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are deductible under Code Section 219, and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed;

              (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock or property held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

              (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

              (iv) Other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of a 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Employee).

However, for top-heavy purposes, it shall also include any elective salary reductions excluded from income under Code Sections 125 or 402(g). In the event that a Participant in this Plan is also a Participant in a defined benefit plan maintained by an Employer or Affiliate, the sum of the defined benefit fraction and the defined contribution fraction for any Plan Year may not exceed 1.0; however, if the initial sum exceeds 1.0, then the annual additions to the Plan shall be reduced as necessary to meet such fraction. The defined contribution fraction for any Plan Year is (1) divided by (2), where:
(1) is the sum of the actual annual additions to the Participant's Accounts at the close of the Plan Year, and (2) is the sum of the lesser of the following amounts determined for such year and for each prior Year of Service of the
Employee: (a) 1.25 times the dollar limitation in effect for each such year (without regard to the special dollar limitations for employee stock ownership plans), or (b) 1.4 times 25% of the Participant's compensation for each year. The defined benefit plan fraction for any Plan Year is (1) divided by (2), where: (1) is the projected annual benefit of the Participant under the Plan (determined as of the close of the Plan Year), and (2) is the lesser of (a)
1.25 times the dollar limitation (adjusted, if necessary) for such year, or (b)
1.4 times 100% of the Participant's average compensation for the high 3 years (adjusted, if necessary). For the purposes of applying the foregoing limitations, all defined benefit plans and all defined contribution plans, whether or not terminated, of an Employer or Affiliate are to be treated as one defined benefit plan and one defined contribution plan, respectively.

              If in any Plan Year the annual additions exceed the maximum amount that may be allocated to a Participant due to a reasonable estimate of compensation, a reasonable error in determining the amount of 401(k) Contributions that may be made under the limits of Code Section 415, or the allocation of forfeitures, or under other facts and circumstances that the Commissioner finds to justify a correction, then to the extent necessary to "cure" the Section 415 violation, the following steps shall be taken until the violation is "cured": (1) first, the Participant's unmatched After-Tax Contributions shall be returned to such Participant with any earnings attributable thereto, (2) second, the Participant's unmatched 401(k) Contributions shall be returned to such Participant with, for distributions made after 1995, any earnings attributable thereto, and (3) third, if an excess annual addition continues to remain after such "cures", the forfeitures and Employer retirement contribution, to the extent necessary, shall be held unallocated in a suspense account for that year and reallocated (used to reduce Employer contributions) in the next year(s) to all Participants, subject to the applicable Code Section 415 limits for such year(s). If the excess annual additions may not be fully reallocated to the remaining Participants due to the limitations on benefits provided herein, a suspense account for such excess amounts shall be maintained and such suspense account shall be allocated to the Participants on the allocation date(s) in the next Plan Year(s) until exhausted. In the event the Plan is terminated, any amounts in the suspense account which cannot then be allocated due to Code Section 415 limits shall be returned to the Employer. No Employer or Participant contributions may be made at any time when their allocation would be precluded by Code Section 415 and investment gains and losses and other income shall not be allocated to the suspense account.

              Notwithstanding anything herein to the contrary, the provisions of Code Section 415 that may not be applied in more than one way are hereby incorporated into the Plan by reference and shall control over any Plan provision in conflict therewith.

              6.3 Top Heavy Provisions. The following provisions are to be applied to determine if the Plan is "top-heavy" within the meaning of Code
Section 416, and the consequences if it is.

             (a)    Determination of Whether the Plan is Top-Heavy.

                     1. Top-Heavy Ratio. The Plan shall be top-heavy for a Plan Year if the Current Balance of the Accounts under the Plan for "Key Employees" (as defined below), excluding the accounts of any Participant who is not a Key Employee in the year of determination but was a Key Employee in a prior year, exceeds 60% of the Current Balance of the Accounts of all Participants as of a Determination Date (as defined below). The "top-heavy ratio" shall be determined in accordance with Code Section 416(g) and the regulations promulgated thereunder. In determining the Current Balances under the Plan, all distributions made during the Plan Year in which the determination is made, plus the four preceding Plan Years shall be included; however, Current Balances attributable to deductible Employee contributions shall not be included and the accounts of any Participant who has not performed any service for the Employer during the 5-year test period shall be omitted.

                     2. Plans to be Aggregated. For purposes of determining whether the Plan is top-heavy, all plans of the Employers and Affiliates in which a Key Employee participates during the 5-year test period, including any terminated plans, and each other plan (whether or not terminated) of the Employer and Affiliates which enables any such plan to meet the requirements of Code Section 401(a)(4) or 410 shall be aggregated (the "Required Aggregation Group") in determining whether the Plan and such plan(s) are top-heavy. However, the Employer may treat any other plan not part of such group as part of the group if such group resulting would continue to meet the requirements of Code Sections 401(a)(4) and 410 (the "Permissive Aggregation Group").

                     3. Key Employees. An Employee or former Employee (including beneficiaries of such Employees) in the Plan shall be a "Key Employee" if at any time during the Plan Year or any of the four preceding Plan Years such individual is (a) an officer of the Employer and whose compensation exceeds 50% of the Code
              Section 415(b)(1)(A) dollar limit, (b) one of the 10 employees owning the largest interests in the Employer if such Employee's compensation exceeds the Code Section 415(c)(1)(A) dollar limit, or (c) a 5% owner of the Employer or a 1% owner of the Employer receiving more than $150,000 in compensation. The number of officers who are Key Employees shall be limited as provided in Code Section 416(i). An Employee who is not a Key Employee shall be a Non-Key Employee.

                     4. Determination Date. The "Determination Date" shall be the last day of the preceding Plan Year.

              (b)    If the Plan is Top-Heavy.

                     1. Vesting. If the Plan is top-heavy for any Plan Year, a Participant's vested right in the Participant's Employer Account shall be determined pursuant to the schedule in Section 10.2.

                     2. Minimum Contribution. For each year the Plan is top-heavy, each Non-Key Employee eligible to participate in the Plan, regardless of such individual's level of compensation, hours worked or failure to make mandatory contributions, shall receive, if such individual is an Employee at year-end, an Employer contribution (plus forfeitures) for each payroll period such individual is in the Eligible Class equal to the greater of
              (i) the Employer matching contribution actually received for that payroll period under the Plan or (ii) a top-heavy contribution equal to the lesser of (a) 3% of the Participant's compensation for that payroll period, or (b) the percentage at which Employer matching contributions are made for the Key Employee with the highest percentage (which shall include any elective deferrals
              under Code Section 401(k)).   Further, in the event a Participant
              also participates a defined benefit plan of the Employer or Affiliates that is top-heavy, each Non-Key Employee otherwise entitled to a benefit shall receive a minimum top-heavy contribution hereunder of 5% and shall not accrue the minimum top-heavy benefit required under such other plan.

              (c) If the Plan Ceases to be Top-Heavy. If the Plan ceases to be top-heavy, then all Participants who have received a minimum contribution under the above rules shall continue to vest under the vesting schedule provided above and all other Participants shall vest under the Plan's normal vesting schedule.

              (d) Section 415 Adjustments. If the Plan is top-heavy for any Plan Year, a factor of 1.0 shall be used instead of 1.25 in computing the denominators of the defined benefit and defined contribution fractions under Code Section 415(e), unless 4% is substituted for 3% in (b)(2) above.

                                  SECTION VII

                                    ACCOUNTS

              7.1 Participant Basic Accounts. The Committee shall cause to be maintained for each Participant a separate Participant Basic Account, which shall reflect the portion of each Investment Fund that is attributable to such Participant's own Basic Contributions (as defined in the Plan prior to such date) made prior to May 1, 1994, if any, and a separate subaccount thereunder for any such contributions that were made prior to 1987.

              7.2 Participant Excess Accounts. The Committee shall cause to be maintained for each Participant a separate Participant Excess Account, which shall reflect the portion of each Investment Fund that is attributable to such Participant's own Excess Contributions (as defined in the Plan prior to such date) made prior to May 1, 1994, if any, and a separate subaccount thereunder for any such contributions that were made prior to 1987.

              7.3 Participant After-Tax Accounts. The Committee shall cause to be maintained for each Participant a separate Participant After-Tax Account, which shall reflect the portion of each Investment Fund that is attributable to such Participant's own After-Tax Contributions made after April 30, 1994, if any.

              7.4    401(k) Accounts.   The Committee shall cause to be
maintained for each Participant a separate 401(k) Account, which shall reflect the portion of each Investment Fund that is attributable to such Participant's own 401(k) Contributions, if any.

              7.5 Employer Accounts. The Committee shall cause to be maintained for each Participant a separate Employer Account, which shall reflect, in separate subaccounts, if appropriate,





                                     VII-1
the portion of each Investment Fund that is attributable to Employer contributions (regular matching, Employer Stock Match and retirement) made on behalf of such Participant.

              7.6 Rollover Accounts. The Committee shall cause to be maintained for each Participant who makes a rollover contribution to the Plan a separate Rollover Account, which shall reflect the portion of each Investment Fund that is attributable to such rollover contribution.

              7.7 Huffco Account. The Committee shall cause to be maintained for each Participant who transferred the lump sum value of his employer contribution account under the terminated Roy M. Huffington, Inc. defined contribution plan to the Plan, which shall reflect the portion of each Investment Fund that is attributable to such transferred benefit.

              7.8 Account Information. The Committee shall deliver or cause to be delivered to each Participant after the end of each fiscal quarter of the Plan Year (and at such other times as the Committee may establish) a statement, in such form as the Committee shall determine, setting forth pertinent information relative to such Participant's Accounts.





                                     VII-2

                                  SECTION VIII

                             INVESTMENT OF ACCOUNTS

              8.1 Investment Funds. The Trustee shall maintain those Investment Funds as set forth from time to time on Attachment A hereto, which is hereby made a part of the Plan for all purposes. Upon the recommendation of the Committee, the Chairman of the Company may add to or delete from the Investment Funds offered under the Plan any funds that are within the Fidelity Advisor Group of Mutual Funds.

              8.2 Investment Options. Each Participant's Accounts shall be separately invested by the Trustee between one or more of the Investment Funds in multiples of 5%, as directed by the Participant in accordance with Plan procedures as established from time to time; provided, however, all Accounts shall be governed by the same investment direction, i.e., a Participant cannot give separate investment directions for separate Accounts. If a Participant fails to give an investment direction on such Participant's initial participation in the Plan, such Participant's Accounts shall be automatically invested in the money market Investment Fund under the Plan until changed by the Participant in accordance with Section 8.3. Notwithstanding the foregoing, a Participant will be given a separate investment election with respect to the Employer Stock Match and Special Match, as provided in Sections 5.1(a) and (c), which separate election can only direct such matching amounts into the UTP Stock Fund and/or LASMO Stock Fund.

              8.3 Change in Investment Direction. Any investment direction shall be deemed to be a continuing one until changed by a Participant in accordance with this Section 8.3. Except as provided below, a Participant may change such Participant's investment direction with respect to the Current Balance of all his Accounts and/or such Participant's future contributions (such





                                     VIII-1

Participant's and the Employer's made on his behalf) as of any Valuation Date by giving proper notice in accordance with the Plan procedures as in effect from time to time; provided, however, the portion of the Employer Account attributable to the Employer Stock Match may be changed only as of the first Valuation Date of each calendar quarter by giving the Trustee at least five days prior notice in the manner established for such notice.





                                     VIII-2

                                   SECTION IX

                                ACCOUNT BALANCES

              9.1 Crediting Of Contributions. Contributions shall be credited to the respective Accounts as follows:

              (a) Participant Contributions: The Trustee shall credit each Participant's 401(k) Contribution and/or After-Tax Contribution to his 401(k) Account and Participant After-Tax Account, respectively, as of the date such contributions are received by the Trustee.

              (b) Matching Contributions: The Employer matching contributions shall be credited to the Employer Accounts of the Participants entitled thereto pursuant to Section 5.1(a) as of the date such contributions are received by the Trustee.

              (c) Retirement Contributions: As of the end of each Plan Year, the Employer retirement contributions made pursuant to Section 5.1(b) shall be allocated among the Participants who were either (i) Employees on the last day of the Plan Year or (ii) who terminated employment during the Plan Year after the Participant's Retirement, or by reason of death, disability or an involuntary termination other than for cause. Such retirement contributions shall be credited (together with interim earnings thereon as hereinafter provided) to the Employer Account of each such Participant in the same proportion that such Participant's Basic Compensation for such Plan Year bears to the total Basic Compensation of all Participants who are eligible to share in the retirement contribution for such Plan Year.

Contributions made with respect to, but after the end of, a Plan Year shall in all events be treated (allocated) as if made by the end of such Plan Year.

              9.2 Calculation Of Mutual Fund Account Balances. The Current Balance of an Account invested in an Investment Fund that is a mutual fund shall be determined under a unit value system as follows:

              (a) The Accounts of each Participant in such fund shall be represented by units of participation ("Units") allocated to such Participant's Accounts therein. The dollar balance of the Account of a Participant in such fund as of any date shall be determined by multiplying (i) the number of Units credited to such Participant's Account in such fund as of such date, by (ii) the value of a Unit in such fund on such date.

              (b) The value of a Unit in each fund shall be the published fair market value of such Unit as determined by the mutual fund's sponsor as of the applicable date.

              9.3 Calculation Of Nonmutual Fund Account Balances. An Account invested in either the UTP Stock Fund or LASMO Stock Fund shall be credited in shares. Any dividends or distributions made with respect to such shares shall be reinvested in shares of UTP stock or LASMO ADRs, as the case may be.

                                   SECTION X

                              VESTING OF ACCOUNTS

              10.1 Participant Accounts. A Participant shall always be 100% vested (possess a nonforfeitable interest) in the Current Balance of such Participant's Participant Basic Account, Participant Excess Account, After-Tax Account, 401(k) Account, Huffco Account and Rollover Account.

              10.2 Employer Account. Subject to the provisions of Section 10.3, the portion of the Current Balance of a Participant's Employer Account that is vested on any specified date shall be determined in accordance with the following schedule (provided the Participant completed an Hour of Service on or after January 1, 1997):

                     Years of                   Vested
                     Service                   Percentage
                     -------                   ----------
                     0                                0%
                     1                           33 1/3%
                     2                           66 2/3%
                     3 or more                      100%

A Participant who has not completed an Hour of Service after December 31, 1996 shall continue to be subject to the Plan's prior vesting schedule.

              Notwithstanding the foregoing, a Participant who (i) is an Employee on or after his 65th birthday, or (ii) whose employment with the Employers and Affiliates is terminated by reason of either disability or death shall be automatically 100% vested in the Current Balance of such Participant's Employer Account. The term "disability" means a physical or mental impairment which, in the opinion of the Committee based upon the recommendation of a physician selected or approved by the Committee, will permanently prevent the Participant from resuming active employment with the Employer or Affiliates.

              10.3 Termination Of Plan Or Employer Contributions. In the event the Plan is terminated or partially terminated or Employer contributions under the Plan are permanently discontinued, the vesting provisions contained in Section 10.2 shall be inapplicable and each affected Participant shall thereupon be 100% vested in such Participant's Employer Account as of the date such discontinuance or termination.

                                   SECTION XI

                             WITHDRAWALS AND LOANS

              11.1 Excess and Huffco Account Withdrawals. A Participant who is an Employee may, by filing an appropriate form with the Employer prior thereto, withdraw all or any portion of the Current Balance of such individual's Participant Excess Account and/or Huffco Account (as specified by the Participant) as of the Valuation Date on or next following the date of receipt of such request. Each withdrawal hereunder shall be for at least $100 or the remaining balance of such Account, whichever is less. Only one such withdrawal may be made under this Section 11.1 during any 12-month period.

              A Participant who makes a withdrawal from such individual's Participant Excess Account under this Section 11.2 shall have all of his 401(k) and/or After-Tax Contributions then being made to the Plan, if any, to the extent such amounts exceed 6% of his Basic Compensation automatically suspended. Such a Participant may, if such individual is still in the Eligible Class, resume making contributions to the Plan in excess of 6% of such individual's Basic Compensation as of any Entry Date that is at least six months after the date of such withdrawal by giving written notice of such resumption to the Employer on a Plan form at least five days prior to the Entry Date on which such resumption of contributions is to become effective, unless such requirement is otherwise waived by the Committee. No withdrawals may be made from the UTP Stock Fund or LASMO Stock Fund until all other investment funds of the Participant have been exhausted.

              11.2 Basic Account Withdrawals. A Participant who is an Employee may, by filing an appropriate form with the Employer prior thereto, withdraw all or any portion of the Current Balance of such individual's Participant Basic Account as of the Valuation Date on or next following the date of receipt of such request; provided, however, the Participant must have withdrawn (or simultaneously elected to withdraw) such individual's entire Participant Excess Account and Huffco Account, if any. Each withdrawal hereunder shall be for at least $100.00 or the remaining balance of the Account, whichever is less. Only one such withdrawal may be made under this
Section 11.2 during any 12-month period.

              A Participant who makes a withdrawal under this Section 11.2 shall have all of such Participant's 401(k) and/or After-Tax Contributions then being made to the Plan, if any, automatically suspended. Such a Participant may, if such individual is still in the Eligible Class, resume making contributions to the Plan as of any Entry Date that is at least six months after the date of such withdrawal by giving written notice of such resumption to the Employer on a Plan form at least five days prior to the Entry Date on which such resumption of contributions is to become effective, unless such requirement is otherwise waived by the Committee. No withdrawals may be made from the UTP Stock Fund or LASMO Stock Fund until all other investment funds of the Participant have been exhausted.

              11.3 Terminated Participant Withdrawals. A Participant who has ceased to be an Employee may withdraw all of the vested amounts of such Participant's Accounts as of the Valuation Date on or next following the date such Participant files the appropriate withdrawal form with such Participant's former Employer. No withdrawals may be made from the UTP Stock Fund or LASMO Stock Fund until all other investment funds of the Participant have been exhausted.

              11.4 Hardship Withdrawals. By filing the appropriate form with the Employer, a Participant who is an Employee may make a hardship withdrawal from such individual's Participant After-Tax Account and/or 401(k) Account as of the Valuation Date on or next following the date of receipt of such request; provided, however, the Committee shall not approve any such request unless it finds that the Participant is facing a hardship creating an "immediate and heavy financial need" (as defined below) and the Participant has obtained all distributions, other than hardship distributions, or all nontaxable loans currently available under the Plan and all other plans of the Employer and its Affiliates. The amount of the hardship withdrawal shall be limited to an amount that does not exceed the lesser of: (1) that amount which the Committee determines to be required to meet the immediate financial needs created by the hardship, which, upon request of the Participant, may include amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution, or (2) the amount of the Participant After-Tax Account and/or 401(k) Account, but excluding all earnings credited to the 401(k) Account. Hardship withdrawals shall be taken first from a Participant's After-Tax Account, if any. No withdrawals may be made from the UTP Stock Fund or LASMO Stock Fund until all other investment funds of the Participant have been exhausted. Further, if a hardship distribution is made under the Plan, the restrictions set forth in subparagraph
(b) below shall apply. The following standards shall be applied on a uniform and non-discriminatory basis in determining the existence of a hardship:

              (a) A financial need shall be deemed to be an "immediate and heavy financial need" if it is on account of:

                     (1) Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code), or are otherwise necessary to be incurred in order for these persons to obtain such medical care;

                     (2) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                     (3) Payment of tuition, related educational fees and room and board for up to the next 12 months of post-secondary education for the Participant, his or her spouse, children, or dependents;

                     (4) The need to prevent the eviction of the Participant from Participant's principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                     (5) Any other "safe harbor" event set forth in the Treasury Regulations or other IRS announcements concerning hardships.

              (b)    Upon a hardship distribution,

                     (1) The Participant's contributions under the Plan, and all other plans maintained by the Employer and its Affiliates (other than a health or welfare benefit plan), will be suspended for 12 months, and

                     (2) The Participant may not make 401(k) Contributions under the Plan, and all other plans maintained by the Employer and its Affiliates, for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of the Participant's elective 401(k) Contributions for the taxable year of the hardship distribution.

              11.5 Age 59 1/2 Withdrawals. By filing the appropriate form with the Employer, a Participant who is an Employee and age 59 1/2 or older may withdraw all or any portion of the Current Balance of such Participant's 401(k) Account and/or Participant After-Tax Account as of the Valuation Date on or next following the date of receipt of such request; provided, however, the amount of such withdrawal must be for at least $100 or the entire balance of such Account, whichever is less. Only one withdrawal may be made under this
Section 11.5 during any 12-month period. No withdrawals may be made from the UTP Stock Fund or LASMO Stock Fund until all other investment funds of the Participant have been exhausted.

              11.6 Rollover Account Withdrawals. By filing the appropriate form with the Employer, a Participant who is an Employee may withdraw all or any portion of the Current Balance of such Participant's Rollover Account as of the Valuation Date on or next following the date of receipt of such request; provided, however, the amount of such withdrawal must be for at least $100 or the entire balance of such Account, whichever is less. Only one withdrawal may be made under this Section
11.6 during any 12-month period. No withdrawals may be made from the UTP Stock Fund or LASMO Stock Fund until all other investment funds of the Participant have been exhausted.

              11.7 Loans. Loans shall be available from a Participant's 401(k) Account and/or Participant After-Tax Account to all Participants (and Beneficiaries) who are "parties in interest" to the Plan, within the meaning of ERISA, on a uniform and nondiscriminatory basis; provided, however, only one such loan may be made during any Plan Year and only one loan may be outstanding at any time. A Participant (or Beneficiary) shall make any application for a loan in writing to the Committee.

              Each loan shall be evidenced by a promissory note and shall be in an amount not exceeding the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan (solely for this purpose, all qualified plans of the Company and its Affiliates shall be treated as one plan) to the Participant (or Beneficiary) during the one-year period ending on the day before the date on which the loan is made, over the outstanding balance of loans, if any, from the Plan to the Participant (or Beneficiary) on the date on which such loan was made, or (ii) one-half of the present value of Participant's vested Account balances, but not exceeding the value of the Participant's After-Tax Account and 401(k) Account. The minimum amount for which a loan can be made shall be $500. No loans may be made from the UTP Stock Fund or LASMO Stock Fund until all other investment funds of the Participant have been exhausted. All loans shall be secured by one-half of the Participant's vested Accounts. Loans shall be taken first from a Participant's

After-Tax Account, if any, and each loan obligation shall be automatically segregated from the general investments of the Plan and shall be allocated solely to a separate loan subaccount established for such borrowing Participant until the loan is repaid in full. All loans shall be payable in such substantially equal semimonthly installments over a period not to exceed five years and shall bear interest at the prime rate of interest at the date of the loan, plus 1%, and shall have such other terms as the Committee determines, which may include a charge for the Plan's estimated cost of establishing and maintaining the loan.

              As a pre-condition to any loan, the Participant must, in writing, authorize the Employer (i) to withhold from such Participant's Basic Compensation each pay period the amount of the periodic installment payments which are then due on the loan and to remit the same to the Trustee, who shall apply such amount in reduction of the loan and invest the loan repayments in accordance with the Participant's then-current investment direction, and (ii) in the event of a default, to apply the vested portion of such Participant's Accounts to the payment of such default as soon as a distribution from the 401(k) Account can be made without jeopardizing the qualified status of the Plan. If the loan to a Participant is unpaid on the date that the Participant (or such Participant's Beneficiary) ceases to be a "party in interest" or would otherwise receive a distribution of such Participant's 401(k) Account from the Plan following such Participant's termination of employment, such loan shall become due and payable in full on such date and the amount thereof, together with any interest thereon, shall be deducted from the amount of the distribution which the Participant (or such Participant's Beneficiary) would otherwise receive or be entitled to receive on such date. The Participant shall be eligible to receive any remaining balance due in accordance with the other provisions of the Plan. Notwithstanding the foregoing, loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

              11.8 Withdrawals Among Investment Funds. A Participant, at the time of making an election to withdraw or borrow from such individual's Accounts under this Section XI, shall designate the particular Investment Fund or Funds from which such individual wishes to effect the requested withdrawal or loan. Any such withdrawal or loan from an Investment Fund shall be subject to all the terms and conditions of the governing investments in the particular Investment Fund, including, if applicable, a negative market value adjustment incurred because of such withdrawal.

                                  SECTION XII

                                 DISTRIBUTIONS

              12.1 Time Of Distribution. Subject to the following, distributions shall be made or commence as soon as reasonably practicable as of the Valuation Date on or next following the Participant's termination of employment with the Employer and all Affiliates, and in all events shall be made or begin within 60 days after the end of the Plan Year in which the later of the Participant's termination of employment or 65th birthday occurs; further, distribution shall be made in all events prior to the April 1 following the calendar year in which the Participant reaches age 70-1/2 or retires. Distributions due to the death of a Participant shall be paid to such Participant's Beneficiary in a lump sum as soon as practicable and in all events in full within five years of such Participant's death.

              Notwithstanding the foregoing, if the vested Current Balance of the Accounts of a Participant who has not reached normal retirement age (65) exceeds $3,500 (or exceeded $3,500 at the time of any prior withdrawal), the Participant must consent to such distribution in writing; if the Participant fails to so consent, the Participant's Accounts shall continue to be held in the Trust until the Valuation Date coincident with or next following the earlier of the date the Participant attains age 65, dies or consents in writing to a distribution.

              12.2 Method Of Distribution. Distribution of the Current Balance of any Account shall be made in a lump sum by check, unless the vested Account balances of the Participant exceed $3,500 (or exceeded $3,500 at the time of any prior withdrawal), and the Participant elects to receive installment distributions (by check) pursuant to Section 12.4.

              12.3 Forfeitures. Upon a Participant's termination of employment with the Employers and Affiliates, the nonvested portion, if any, of such Participant's Employer Account





                                     XII-1
shall be forfeited at the end of the Plan Year in which the Participant receives a distribution following termination of employment or incurs a 60-month Period of Severance, whichever occurs first. A Participant who has a zero vested interest in such individual's Employer Account shall be deemed to have received a distribution of such zero interest balance upon termination of employment. If a Participant resumes employment before incurring a 60-month Period of Severance any amounts forfeited in connection with the earlier termination shall be restored, unadjusted for interim Trust Fund gains or losses, by additional Employer contributions or from other forfeitures then existing under the Plan, provided the Participant repays to the Plan the full amount of the prior distribution before the earlier of the fifth anniversary of the Participant's reemployment date or the incurrence of a 60-month Period of Severance.

              12.4 Election Of Installment Distribution. A Participant who is not subject to the automatic $3,500 and under cashout rule described in
Section 12.2 may elect to receive installment payments in lieu of a lump sum distribution by filing the proper election form with the Employer at least five days prior to the distribution, unless such requirement is otherwise waived by the Committee. In such election the Participant must specify the installment period being elected, which may not exceed the lesser of 20 years or the Participant's life expectancy, and whether the installments are to be paid monthly or annually. An installment election may be canceled by the Participant at any time prior to its commencement by notifying the Employer in writing of such cancellation.

              Installment payments shall commence as of the Valuation Date on or next following the receipt of the Participant's election, and shall end with the payment to be made as of the designated anniversary of such beginning Valuation Date as specified by the Participant. The





                                     XII-2
amount of each installment shall be equal to the Current Balance of the Accounts on each Valuation Date the installment is payable, divided by the number of installments remaining to be paid, including that to be currently paid. At any time during the installment period, by filing the proper form with the Committee, a Participant may accelerate the remaining balance of such Participant's Accounts as of the Valuation Date on or next following the receipt of such request.

              If a Participant dies during the installment period, the Current Balance of such Participant's Accounts shall be paid as soon as practicable in a lump sum to the designated Beneficiary as of the Valuation Date coinciding with or next following the date notice of such death is received by the Committee.

              12.5 Direct Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

              (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income





                                     XII-3

       (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

              (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

              (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

              12.6 30-Day Waiver. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

              (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and






                                     XII-4

              (2) the Participant, after receiving the notice, affirmatively elects a distribution.

















                                     XII-5

                                  SECTION XIII

                  BENEFICIARIES AND SPECIAL PAYMENT PROVISIONS

              13.1 Designation Of Beneficiaries. A Beneficiary designation and any revocation or change thereof shall be made in writing in such form as the Committee may from time to time prescribe and shall be effective when filed with the Employer; PROVIDED, HOWEVER, if a Participant is married, then notwithstanding any beneficiary designation to the contrary, such Participant's spouse shall automatically be such Participant's sole beneficiary unless the spouse consents in writing to another designation, the designation specifies a named beneficiary and the form of distribution and provides that no change may be made in the beneficiary and/or form of payment unless a new spousal consent is obtained, acknowledges the effect of such designation on the spouse's rights to benefits under the Plan and the spouse's consent is witnessed by a notary public. A spouse's consent once given is irrevocable. A Participant's marriage subsequent to a designation shall automatically revoke all designations theretofore filed by the Participant and a Participant's divorce shall automatically revoke any designation of such former spouse as the Participant's Beneficiary. If more than one person is named, the Participant must indicate the share and/or precedence of each person. Subject to the foregoing restrictions on married Participants, a Participant may change any designated Beneficiaries from time to time without notice to or of any Beneficiary.

              If no designation is in effect upon the death of a Participant, then any benefit payable under the Plan with respect to such Participant shall be paid to the Participant's surviving spouse or, if none, to the administrator or executor of the estate of such Participant.





                                     XIII-1

              13.2 Payments To Minors And Incompetents. If any person entitled to receive any benefits hereunder is legally incompetent by reason of minority or otherwise, the Committee may instruct the Trustee to make distribution to the parent(s), legal guardian(s) or custodian(s) of such person, and such distribution shall constitute a complete discharge of all liability with respect to such benefit.

              13.3 Non-Assignability Of Rights. Except for the right of a Participant to name one or more Beneficiaries to receive any distribution of benefits upon the death of such Participant, or as otherwise provided by a qualified domestic relations order ("QDRO") as defined in Code Section 414(p), none of the benefits, payments, proceeds, claims or rights of any person is or may become entitled to receive under the Plan, contingently or otherwise, shall be subject, through legal or equitable proceedings or otherwise, to any claim of any creditor of any such person prior to actual receipt thereof by such person, nor shall any such person have any right to assign, anticipate, transfer or encumber any of the benefits, payments, proceeds, claims or rights such individual may expect to receive, contingently or otherwise, under this Plan, and any such attempted assignment, anticipation, transfer or encumbrance shall be wholly and absolutely void. However, an alternate payee under a QDRO may relieve a distribution pursuant to the QDRO, irrespective of whether the Participant has attained the earliest retirement age (as defined in Section 414(p) of the Code), provided the order specifies or permits distribution at such earlier time.





                                     XIII-2

                                  SECTION XIV

                          MANAGEMENT OF THE TRUST FUND

              14.1 Trust Agreement. As a part of this Plan, the Company shall enter into a trust agreement with one or more Trustees establishing a trust fund to provide, in separate Accounts, for the receiving, holding, investing and disbursing of the Employers' and Participants' contributions to the Plan, together with the increment, increase and income thereof and therefrom; the properties and other assets of such Accounts shall constitute
the trust fund of the Trust.   When entered into, the trust agreement shall
constitute a part of this Plan and all rights which may accrue to any person under this Plan shall be subject to all of the terms and provisions of such trust agreement. The trust agreement shall be subject to amendment and modification in accordance with the provisions of this plan and such trust agreement.

              14.2 Trustee. The Trustee shall be appointed by the Chairman of the Company, with such rights, powers and authorities as are set forth in the trust agreement and any amendment thereto or modification thereof. Any Trustee may voluntarily resign or be removed by the Chairman of the Company at any time as provided in the Trust Agreement, and upon any such removal or upon resignation of any Trustee, a successor Trustee shall be named by the Chairman of the Company.

              14.3 Trust Assets For Exclusive Benefit Of Participants. Except as provided below, all assets held by each Trustee under the Plan shall be held in trust for the exclusive benefit of the Participants and their Beneficiaries under the Plan, and no part of the corpus or income of such assets shall ever revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries under the Plan. No Participant, Beneficiary or other person shall have any right in or to any part of the corpus or income of any





                                     XIV-1

Account or in or to the Trust or any part of the assets thereof, except as and when and to the extent expressly provided in this Plan. Each Participant or other person who shall claim the right to receive any payment under the Plan shall be entitled to look only to the Trust for such payment. The establishment of the Plan and Trust shall not give any Employee or any other person any legal or equitable right as against the Employer, the Committee or the Trustee, except and to the extent that such right is specifically provided for in this Plan or the Trust.

              However, an Employer contribution made based on a good faith mistake of fact or good faith mistake in determining the deductibility of the contribution shall be returned to the Employer within one-year of the mistaken payment or disallowance of the deduction, as the case may be. The amount returnable is in excess of the amount contributed over the amount that would have been contributed had there not occurred such mistake. However, earning on the excess amount may not be so returned and any losses attributable to such amount shall reduce the amount returnable. Further, the amount returnable cannot cause the individual account of any Participant to be reduced to less than it could have been had the mistaken amount not been contributed.





                                     XIV-2

                                   SECTION XV

                              PLAN ADMINISTRATION

              15.1 Administrative Committee. The Plan shall be administered by a Committee of not less than three members who may, but need not, be Participants. Members of the Committee shall be appointed by and shall hold office at the pleasure of the Chairman of the Company. Upon the recommendation of the Committee's Chairman, the Chairman of the Company may increase or decrease, but not to less than three members, the membership of the Committee at any time and from time to time. Any member of the Committee may resign by delivering a written resignation to the Chairman of the Company and to the Committee. A vacancy shall exist on the Committee if at any time there are less than three members, and any such vacancy, whether resulting from death, resignation, removal or otherwise, shall be filled by the Chairman of the Company.

              15.2 Chairman, Secretary And Subcommittees. The members of the Committee shall elect from their number a Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall furnish to the Trustee certificates as to the identity of its Chairman and Secretary from time to time, and the designation of any other person or persons authorized to act on behalf of the Committee, together with a specimen of the signature of each of such persons, and the Trustee shall be entitled to rely upon the identity and authority of the Chairman, Secretary and other persons as disclosed by such certificates until receipt by the Trustee from the Committee of a written revocation of such authorization. The Secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of the Plan. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more members of the

Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee, and the Committee may retain such legal counsel or accountants, who may or may not be in the employ of the Company, actuaries, physicians and such clerical services as they may require in carrying out the provisions of the Plan.

              15.3 Meetings And Majority Vote. The Committee shall hold meetings upon such notice, at such time and at such place as it may determine. Notice of meetings shall not be required if waived in writing. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the Committee may act notwithstanding the existence of a vacancy so long as there are at least two members of the Committee present and participating. All resolutions or other actions taken by the Committee shall be either by the vote of a majority of those present at a meeting at which a majority of the members is present, or by a written instrument signed by all the members if such members act without a meeting.

              15.4 No Bond Required Or Compensation To Be Paid. The members of the Committee shall serve without bond or other security, except as otherwise provided by law, and without compensation for their services as such.

              15.5 General Powers And Duties. The Committee shall have complete control of the administration of this Plan, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation but in amplification of the foregoing, the Committee shall have the power to interpret or construe this Plan, to determine all questions that may arise hereunder as to the eligibility of Employees and the status and rights of Participants and others, adopt by-laws for the conduct of its affairs and make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions hereof, and such other powers and duties relating to the administration of the Plan as are conferred or imposed upon it hereunder and under the trust agreement. The members of the Committee shall at all times comply with the provisions of ERISA and the Code relating to fiduciaries.

              15.6 Appointment And Allocation. Each person serving as a member of the Committee may by written instrument appoint a person or persons other than another member of the Committee to carry out the fiduciary responsibilities of such person under this Plan. The members of the Committee may by written agreement allocate fiduciary responsibilities among themselves, and if such responsibilities are so allocated, then the responsibilities of each such person shall be exercisable severally and not jointly, with each such person's responsibilities being limited to the specific areas which were allocated to him. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, and any member of the Committee or other fiduciary may employ one or more persons to render advice with regard to any responsibility such person has under the Plan.

              15.7 Claims For Benefits. Unless waived by the Committee, each person claiming benefits under the Plan must file a written application for the same with the Committee. The Committee shall make all determinations as to the identity and right of any person to a benefit, and the proper amount thereof, under this Plan. Any denial by the Committee of the claim for benefits under the Plan by a Participant or other person shall be stated in writing by the Committee and delivered or mailed to the Participant or other person, and such notice shall set forth the specific reasons for the denial, written to the best of the Committee's ability in a manner calculated to be understood by such Participant or other person. In addition, the Committee shall afford a reasonable opportunity to any Participant or other person whose claim for benefits has been denied for a review of the decision denying the claim. The payment of any benefit in accordance with the Committee's determination shall constitute a complete discharge of all obligations on account thereof. No payment shall be made under this Plan until it has been authorized by the Committee. The Committee may require any payee, as a condition to making such payment, to execute a receipt and release in such form as the Committee shall determine.

              15.8 Maintenance Of Accounts And Reports. The Committee shall cause to be kept accounts showing the fiscal transactions of the Plan. The Committee shall render annually a report setting forth in reasonable detail the assets and liabilities of the Plan, and giving a brief account of the operation of the Plan for the past year to the Chairman of the Company. Such report shall be filed in the office of the Committee, where it shall be open to inspection by any Participant.

              15.9 Information To Be Furnished. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of each of its Employees who are Participants, their Retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

              Each person claiming a benefit under the Plan shall furnish the Committee and/or Trustee information and proof as to all facts which the Committee and Trustee may require.

              15.10 Reliance On Data And Opinions. The Committee shall be entitled to rely on all data and information furnished to it by any Employer, the Participants and any other person entitled to receive benefits under the Plan. Each Employer and the Committee shall be entitled to rely upon all certificates and reports furnished by any accountant designated by the Committee, and upon all reports, certificates and opinions furnished by any physician selected by the Employer, and upon all opinions given by any attorney selected by the Committee.

              15.11 Action Non-Discriminatory. The Committee shall not take any action whatsoever which would result in benefiting one Participant or group of Participants at the expense of another, or in discrimination as between Participants similarly situated, nor shall it apply different rules to substantially similar sets of facts.

              15.12 Liability Of And Indemnity To Members. The Company shall fully protect, indemnify and defend each and every member and former member of the Committee from and against all claims, liabilities, costs and expenses, including attorneys' fees, which may be asserted against such member or former member, arising out of or resulting from individual's action or omission to act in such individual's capacity as a member of the Committee, except for such member's own gross negligence or willful misconduct.

              15.13 Investment Manager. The Board, or its delegate, may, but shall not be required to, appoint an Investment Manager (a person described in ERISA Section 3(38)) to manage (including the power to acquire and to dispose
of) any or all of the assets of the Trust.

                                  SECTION XVI

                          PARTICIPATION BY AFFILIATES

              16.1 Adoption Of Plan. Any Affiliate which the Board shall declare eligible to adopt and participate in the Plan may adopt and become a party to this Plan and the trust agreement provided for herein subject to and upon such terms and conditions as the Board may prescribe, including, without limitation, conditions as to:

              (a) the instruments to be executed and delivered by such Affiliate to the Trustee and to the Company;

              (b) the extent to which the Company shall act as agent or representative of such Affiliate under the Plan; and

              (c) authorization to the Company to act for such Affiliate and its Employees who are Participants under the Plan.

The Plan shall be effective with respect to each adopting Affiliate and its Employees on such date as shall be approved by the Board and specified in the instruments executed by such Affiliate adopting the Plan.

              Upon adoption of the Plan by an Affiliate in accordance with the provisions of this Section 16.1, such Affiliate and its Employees shall thereupon be governed and bound by all the terms and provisions of the Plan, subject to any additional terms and conditions upon which such Affiliate adopted the Plan, and, so long as such Affiliate shall continue its participation in the Plan, it shall be an Employer hereunder.

              16.2 Withdrawal From Plan. Any Employer (other than the Company) shall have the right to withdraw from the Plan effective at the end of any calendar month by giving prior written notice to the Company and the Trustee. Upon any such withdrawal, the Trustee shall value the assets





                                     XVI-1
of the Trust as though such withdrawal date were a Valuation Date and the Current Balances of all the Accounts shall be calculated as provided in Section
IX. The Trustee shall then set apart that portion of the Trust which, as certified by the Committee, is attributable to the Accounts of the Participants who are Employees of such withdrawing Employer plus any contributions not previously allocated to such Participants' Accounts. That portion of the Trust so set apart shall continue to be held by the Trustee in trust under the terms and provisions of the trust agreement as though such withdrawing Employer had entered into such trust agreement with the Trustee as its own separate trust agreement, and such Employer shall be deemed to have thereupon adopted the Plan as its own separate plan and shall have and may exercise all of the rights, powers and authorities of the Company under the Plan and trust agreement.

              Upon withdrawal of an Affiliate from the Plan, it shall cease to be an Employer under this Plan and shall not be eligible to again adopt and participate in this Plan unless it is again approved for participation by the Board pursuant to Section 16.1.

              16.3 Termination Of Employer Participation By Company. The Company may, in its absolute discretion, terminate the participation of any other Employer in the Plan effective at the end of any calendar month by giving at least 60 days' prior written notice to such Employer, the Committee and the Trustee. Any such termination of participation of an Employer shall have the same effect as a voluntary withdrawal by such Employer pursuant to Section 16.2, and the procedures set forth in and the provisions of such Section shall be applicable.





                                     XVI-2

                                  SECTION XVII

                           AMENDMENT AND TERMINATION

              17.1 Right To Amend Or Terminate. It is the intention of each Employer by its adoption hereof to create a permanent savings plan and to continue to make contributions hereunder indefinitely; nevertheless:

              (a) each Employer reserves and shall have the right at any time and from time to time to discontinue or terminate its liability to make contributions hereunder or to reduce or suspend such contributions for a fixed or indeterminate period of time or to terminate the Plan insofar as such Employer and its Employees are concerned, but any such action shall affect only the particular Employer taking such action and its respective Employees;

              (b) the Company, by action of the Board, reserves and shall have the right to amend the Plan (including any trust agreement which forms a part hereof) in whole or in part at any time and from time to time;

              (c) the Chairman of the Company may also amend the Plan to make such administrative or ministerial changes in the Plan or such amendments that are necessary to maintain the qualified status of the Plan; provided, however, the Chairman of the Company may not make any amendment that would materially increase any Employer's obligations under the Plan; and

              (d) the Company, by action of the Board, reserves and shall have the right to terminate the Plan in its entirety at any time, and such action by the Company shall be binding upon all Employers and their Employees.

Written notice of any such action shall be given to the parties affected thereby, specifying the effective date thereof, and any such action shall be evidenced by an instrument in writing, duly executed by the Company and/or the Employer(s) or the Committee, as the case may be, and shall be filed with the Committee and the Trustee. To the extent permitted by the Code, any amendment of the Plan by the Company may be made effective retroactively.

              17.2 Restrictions On Amendment. No amendment, change or modification shall be made in the Plan (including any trust agreement which forms a part hereof) which will eliminate





                                     XVII-1
or reduce an early retirement benefit under the Plan or a subsidy that continues after retirement, or which will eliminate any optional form of benefit (except as permitted by the Code and regulations promulgated thereunder), or which will give any Employer any rights in funds contributed to the Trust or in any assets of the Trust (except under the circumstances and to the extent provided in ERISA Section 403(c)(2)) or which will adversely change the vesting schedule for any Participant who has completed three Years of Service.

              17.3 Effect Of Dissolution, Or Employer Merger. This Plan shall automatically terminate as to an Employer upon the legal dissolution of such Employer, upon the making of a general assignment for the benefit of its creditors, or upon expiration or forfeiture of its corporate charter. It shall likewise terminate as to an Employer upon the merger, consolidation or reorganization of such Employer with any other corporation(s) or other business organization(s), unless such Employer is a surviving corporation or such other corporation(s) or business organization(s) shall, by instrument in writing filed with the Committee and the Trustee assume the obligations of such Employer hereunder. Written notice of any such automatic termination shall be given to the Trustee by the Committee.

              17.4 Effect Of Plan Merger, Consolidation Or Transfer Of Assets. If this Plan is merged or consolidated with any other plan, or its assets or liabilities are transferred to any other plan, each Participant shall be entitled to a benefit immediately after the merger, consolidation or transfer at least equal to the benefit he would have received if he had been entitled to a benefit immediately preceding the merger, consolidation or transfer and the Plan had then terminated.

              17.5 Expiration Of Trust Term. If this Plan shall not have theretofore been terminated under the provisions hereof, it shall finally terminate upon expiration of the Trust term.





                                     XVII-2

              17.6 Distribution Upon Termination Of Plan. As of the date of termination of this Plan (other than by reason of the payment and distribution of all funds held in the Trust), the Trust shall be revalued as if such date were a Valuation Date and the Current Balances of all the Accounts shall be calculated in accordance with Section 9.3. Upon termination of the Plan, and prior to making any distributions from the Plan in connection therewith, the Company shall notify the appropriate District Director of the Internal Revenue Service that the Plan has been terminated and shall obtain a ruling from such District Director as to the effect of such termination. The Committee shall then instruct the Trustee, after all obligations to and incurred by it have been paid and allocated to the Participant's Accounts as provided by the trust agreement, to distribute to each Participant with respect to whom the Plan has been terminated, or such Participant's Beneficiary, the full amount then standing to the credit of all such Participant's Accounts; provided, however such distributions shall be made in accordance with Section XII, including without limitation the requirements concerning joint and survivor annuities and spousal consents.





                                     XVII-3

                                 SECTION XVIII

                               GENERAL PROVISIONS

              18.1 Employer's Rights. The Employer's rights to discipline, transfer, discharge or terminate the employment of Employees or to exercise its rights as to incidents and tenure of employment shall not be impaired or affected in any manner by reason of the existence of the Plan or any action taken under the Plan.

              18.2 Notice Of Address. Each Participant and each other person receiving or eligible to receive benefits under the Plan shall file with the Employer notice in writing of such individual's post office address and each change of post office address. Any notice, statement or other communication addressed to any person at such individual's last post office address filed with the Employer, or if no post office address was filed with the Employer by such person, then at last post office address of the Participant by reason of whose employment such benefit is payable as shown by the Employer's records, shall be binding upon such person for all purposes of the Plan. Neither the Committee, the Employers nor the Trustee shall be required or obligated to search for or ascertain the whereabouts of any person eligible to receive benefits under the Plan.

              18.3 Copies Of Plan Available. Copies of the Plan and any and all amendments thereto shall be made available at all reasonable time to all Employees of an Employer at the office so such Employer designated by the Committee.

              18.4 Titles And Headings. The titles to and headings of Sections in the Plan are for convenience and reference only, and, in the event of any conflict, the text of the Plan rather than such titles or headings shall control.





                                    XVIII-1

              18.5 Counterparts. This Plan and all amendments thereto may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may be sufficiently evidenced by any one counterpart.

              18.6 Applicable Law. This Plan is created under and shall be governed, construed and administered in accordance with the laws of the State of Texas, except to the extent that such laws may be preempted by ERISA.

              18.7 Unclaimed Benefits. If at, after or during the time when a benefit hereunder is payable, the Committee shall mail by registered or certified mail to a distributee, at such individual's last known address, a written demand for such individual's present address or for satisfactory evidence of such individual's continued life, or both, and if such distributee shall fail to furnish the same to the Committee, then the Committee may, in its sole discretion, declare such benefit terminated as if the death of the distributee (with no surviving Beneficiary) had occurred on such date; provided, however, that such forfeited benefits shall be reinstated if a claim for the same is made by the Participant or Beneficiary at any time thereafter.





                                    XVIII-2

                                  SECTION XIX

                            ANTIDISCRIMINATION TESTS

              19.1   Special Definitions.

              (a) Family Member. An individual included in the following group: an Employee's spouse, lineal ascendants, or the spouses of such lineal ascendants or descendent.

              (b) Highly Compensated Participant. Any Participant or Former Participant who is a highly compensated employee as defined in Code Section 414(q). Generally, any Participant or Former Participant is considered a Highly Compensated Participant if during the Plan Year or the preceding Plan Year such Participant or Former Participant:

              (1) was at any time a "5% owner." "5% owner" means any person who owns (or is considered as owning within the meaning of Code Section
       318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Section 414(b), (c), and (m) shall be treated as separate employers.

              (2) received Total Compensation from the Employer in excess of $75,000 (adjusted pursuant to Code Section 415(d)).

              (3) received Total Compensation from the Employer in excess of $50,000 (adjusted pursuant to Code Section 451(d) and was in the top-paid group of Employees for the Plan Year. An Employee is in the top-paid group of Employees for the Plan Year if such





                                     XIX-1

       Employee is in the group consisting of the top 20% of the Employees when ranked on the basis of Total Compensation paid during the Plan Year.

              (4) was at any time an officer of the Employer (as that term is defined within the meaning of the regulations under Code Section 416) having annual Total Compensation greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year. If no officer earned that much, the top-paid officer will be considered highly compensated. And unless they meet one of the other parts of the definition, no more than 50 officers (or, if less than 10% of the Employees down to a minimum of three Employees) are considered highly compensated. In addition to those identified as highly compensated based on prior year information, any 5% owner in the current year is also in the highly compensated group. Individuals who meet one of the other parts of the definition (having high earnings or being an officer) for the current year, but not the prior year, are treated as highly compensated only if they are among the 100 highest paid workers.

              (c) Non-Highly Compensated Participant. Any Participant or Former Participant who is neither a Highly Compensated Participant nor a Family Member.

              (d) Total Compensation. Compensation required to be taken into account for purposes of Code Section 415, but including salary reduction amounts excluded from income under Sections 125 and 402(g). For purposes of calculating Total Compensation, all compensation required to be aggregated under Code Section 414(b), (c) and (m) shall be taken into account but compensation received prior to being eligible to participate in the Plan shall not be taken into account.





                                     XIX-2

              19.2   Salary Reduction Contributions.

              (a) A Participant's 401(k) Contributions made shall not exceed $9,500 for the taxable year of the Participant. This dollar limitation shall be adjusted annually as provided in Code Section 415(d) pursuant to Regulations. The adjusted limitation shall be effective as of January 1 of each calendar year.

              (b)    In the event that the dollar limitation provided for in
Section 19.2(a) is exceeded, the Committee shall direct the Trustee to distribute such excess amount, and any income (or loss) allocable to such amount (as provided in (d) below), to the Participant not later than the first April 15 following the close of the Participant's taxable year.

              (c)    In the event that a Participant is also a participant in
(1) another qualified cash or deferred arrangement (as defined in Code Section 401(k)), (2) a simplified employee pension (as defined in Code Section 408(k)), or (3) a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)) and the elective deferrals, as defined in Code Section 402(g)(3), made under such other arrangement(s) and this Plan cumulatively exceed $9,500 (or such amount adjusted annually as provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that such Participant's 401(k) Contribution under this Plan be reduced by an amount specified by the Participant. Such amount shall then be distributed in the same manner as provided in Section 11.2(b).

              (d) The income (or loss) allocable to returnable contributions shall equal the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the period between the end of the Plan Year and the date of distribution. Income includes all earnings and appreciation,





                                     XIX-3
including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stocks, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

              The income (or loss) allocable to returnable contributions for the Plan Year shall be determined by multiplying the income (or loss) for the Plan Year allocable to employee contributions, matching contributions, and amounts treated as matching contributions (whichever is applicable) by a fraction. The numerator of the fraction is the amount of returnable contributions made on behalf of the employee for the Plan Year. The denominator of the fraction is the total account balance of the employee attributable to employee contributions, matching contributions and amounts treated as matching contributions as to the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year. In lieu of this method, any other reasonable method may be used by the Committee for a Plan Year.

              19.3   Actual Deferral Percentage.

              For purposes of this Section, "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of 401(k) Contributions allocated to each Participant's 401(k) Account (unreduced by distributions made pursuant to Sections 19.2(b) and 19.2(d) for such Plan Year, to such Participant's Total Compensation for such Plan Year. For the purpose of determining the "Actual Deferral Percentage" of a Highly Compensated Participant, the 401(k) Contributions and Compensation of such Highly Compensated Participant shall include the 401(k) Contributions and Compensation of





                                     XIX-4

Family Members, and such affected Family Members shall be disregarded in determining the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group.

              19.4   Actual Deferral Percentage Test.

              (a) Maximum Annual Allocation: For each Plan Year, the annual allocation derived from 401(k) Contributions to a Highly Compensated Participant's 401(k) Account shall satisfy one of the following tests:

              (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

              (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by two. However, this alternative limitation test cannot be used to satisfy both the Actual Deferral Percentage test and the Contribution Percentage Test of Section 11.6 for the same Plan Year except as may otherwise be provided by the Regulations.

              (b) For the purposes of Sections 19.4(a) and 19.5, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a salary deferral election, whether or not such salary deferral election was made.





                                     XIX-5

              (c) For the purposes of this Section, if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one arrangement.

              (d) For the purposes of this Section, if a Highly Compensated Participant is a member under two or more cash or deferred arrangements of the Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated Participant.

              (e) Notwithstanding the above, the determination and treatment of 401(k) Contributions and "Actual Deferral Percentage" of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

              19.5   Adjustments as a Result of Actual Deferral Percentage
Test.

              In the event that the initial allocations of the 401(k) Contributions made pursuant to the Plan do not satisfy one of the tests set forth in Section 19.4(a), the Committee shall adjust the 401(k) Contributions of the Highly Compensated Participants pursuant to one of the options set forth below:

              (a) On or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, each Highly Compensated Participant, beginning with the Participant having the highest "Actual Deferral Percentage," shall have the portion of excess 401(k) (and any income allocable to such portion as provided in (d) of Section 17.2) distributed to such Participant until one of the tests set forth in Section 19.4(a) is satisfied. However, to the extent provided by regulations, each affected Highly Compensated Participant may instead be given the election to treat such excess contribution as an After-Tax





                                     XIX-6

Contribution, subject to the limitations of Section 19.6, and if elected the excess amount (and any income allocable thereto as provided above) shall be deemed to be an After-Tax Contribution and allocated to a subaccount in the Participant's Participant After-Tax Account, but such amount shall remain subject to the same restrictions on distributions as are applicable to 401(k) Contributions.

              (b) Within 30 days after the end of the Plan Year, the Employer shall make a contribution on behalf of Non-Highly Compensated Members in an amount sufficient to satisfy one of the tests set forth in Section 19.4(a). Such contribution shall be deemed a 401(k) Contribution and allocated to the 401(k) Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's 401(k) Contribution for the year bears to the total 401(k) Contribution of all Non-Highly Compensated Participants; provided, however, in no event shall such contributions be subject to the hardship withdrawal provisions of the Plan.

              19.6   Maximum Contribution Percentage.

              (a) The "Actual Contribution Percentage" for the Highly Compensated Participant group shall not exceed the greater of:

              (1) 125% of such percentage for the Non-Highly Compensated Participant group;

                     or

              (2) the lesser of 200% of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus two percentage points or such lesser amount determined pursuant to Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant.





                                     XIX-7

              (b) For the purposes of this Section and Section 19.7, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

              (1) the sum of the matching contributions and employee contributions contributed under the Plan on behalf of each such Participant for such Plan Year, to

              (2)    the Participant's Total Compensation for such Plan Year.

              (c) The "Actual Contribution Percentage" for a Highly Compensated Participant shall be determined by including matching contributions, employee contributions and Compensation of Family Members. Family Members shall be disregarded in determining the "Actual Contribution Percentage" of Non-Highly Compensated Participants. In all cases the determination and treatment of the "Actual Contribution Percentage" of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

              (d) For purposes of this Section, if two or more plans of the Employer to which matching contributions, Employee contributions, or elective deferrals are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Section 19.6. In addition, if a Highly Compensated Participant participates in two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) which are maintained by the Employer to which such contributions are made, all such contributions shall be aggregated for purposes of this Section 19.6.





                                     XIX-8

              (e) For purposes of Section 19.6(a) and 19.7, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have employer matching contributions and employee contributions allocated to his account for the Plan Year.

              19.7   Adjustments for Excessive Contribution Percentage.

              (a) In the event that the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to
Section 19.6(a), the Committee (on or before the 15th day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant group the amount of "Excess Aggregate Contributions" (and any income allocable to such contributions as provided in (d) of Section 19.2) or, if forfeitable, forfeit such "Excess Aggregate Contributions." However, no forfeiture may be allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this Section. Notwithstanding anything in the Plan to the contrary, an Employer matching contribution may be distributed only if such contribution is an Excess Aggregate Contribution. It may not be distributed merely because it relates to an excess deferral, an excess contribution or an Excess Aggregate Contribution that is distributed.
In such cases, the related matching contribution shall be forfeited notwithstanding anything in the Plan to the contrary.

              (b) For the purposes of this Section, "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:





                                     XIX-9

              (1) the aggregate amount of contributions pursuant to Sections 19.6(b)(1) and 19.6(c) actually made on behalf of the Highly Compensated Participant group for such Plan Year, over

              (2) the maximum amount of such contributions permitted under the limitations of Section 19.6(a).

              (c) The determination of the amount of "Excess Aggregate Contributions" with respect to any Plan Year shall be made after:

              (1)    first determining the excess contributions pursuant to
       Section 19.5(a), and

              (2)    then determining the excess annual allocations pursuant to
       Section 19.4(a).

              (d) The amount of Excess Aggregate Contributions for a Highly Compensated Participant under the Plan will be determined in the following manner: First, the actual contribution ratio (ACR) of the Highly Compensated Participant with the highest ACR is reduced to the extent necessary to satisfy the actual contribution percentage (ACP) test or cause such ratio to equal the ACR of the Highly Compensated Participant with the next highest ratio. Second, this process is repeated until the ACP test is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Participant is then equal to the total of Employee, Employer matching and other contributions taken into account for the ACP test minus the product of the Employee's contribution ratio as determined above and the Employee's compensation.

              In the case a Highly Compensated Participant whose ACR is determined under the family aggregation rules, the determination of the amount of Excess Aggregate Contributions shall be made as follows: the ACR is reduced in accordance with the "leveling" method described above





                                     XIX-10
and the Excess Aggregate Contributions are allocated among the Family Members in proportion to the contributions of each Family Member that have been combined.

              (e) To prevent the multiple use of the alternative methods of compliance with the Average Deferral Percentage test and the ACP test, the provision of sections 1.401(m)-2(b) of the Treasury Regulations are hereby incorporated by reference to determine if such multiple use exists. If, after application of such test, multiple use exists, the ACR shall be reduced (as provided above) for all Highly Compensated Participants in the Plan.





                                     XIX-11

              IN WITNESS WHEREOF, the Employers have caused their duly authorized officers to execute this Plan amendment on this June 19, 1997, effective for all purposes as provided above.


                                    VIRGINIA INDONESIA COMPANY


                                    By: /s/ Charles M. Reimer
                                        ---------------------------------
                                    Name: Charles M. Reimer
                                          -------------------------------
                                    Title: Chairman and CEO
                                           ------------------------------



                                    VICO SERVICES, INC.



                                    By:  /s/ Paul Dusha
                                         --------------------------------------
                                    Name: Paul Dusha
                                         ---------------------------------------
                                    Title: V.P. Human Resources & Administration
                                          --------------------------------------





                                     XIX-12

                                 ATTACHMENT  A



                           VIRGINIA INDONESIA COMPANY
                      EMPLOYEE THRIFT AND RETIREMENT PLAN



                                INVESTMENT FUNDS
                              (AS OF JULY 1, 1997)



The following investment funds shall be maintained under the Plan's trust for the investment of Accounts pursuant to Participant directions:

A.  Mutual Funds

1.     Fidelity Advisor Daily Money Market Portfolio

2.     Strong Government Securities Fund

3.     Fidelity Advisor High Yield Fund

4.     Fidelity Advisor Balanced Fund

5.     Fidelity Advisor Equity Income Fund

6.     Fidelity Advisor Overseas Fund

7.     Dreyfus Appreciation Fund

8.     Fidelity Advisor Equity Growth Fund

9.     Fidelity Advisor Growth Opportunities Fund

10.    Stein Roe Capital Opportunities Fund

11.    Fidelity Emerging Markets Fund

B.  Company Stock Funds (effective August 1, 1997)

1. UTP Stock Fund -- consisting of shares of common stock, par value $.01, of Union Texas Petroleum Holdings, Inc. ("UTP"). All distributions on such stock shall be reinvested in such stock.

The Trustee shall vote the shares of UTP stock in its discretion, but in the event of a tender or exchange offer for such shares, the Trustee shall pass through such election to each Participant to direct the Trustee as to how to respond to such tender or exchange offer.

2. LASMO Stock Fund -- consisting of American Depositary Shares, evidenced by American Depositary Receipts, each representing three ordinary shares, par value .25p per share (the "ADRs") of LASMO plc. All distributions on such ADRs shall be reinvested in such ADRs. The Trustee shall vote the ADRs in its discretion, but in the event of a tender or exchange offer for such ADRs, the Trustee shall pass through such election to each Participant to direct the Trustee as to how to respond to such tender or exchange offer.





                                      A-2